UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HUGOTON ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUGOTON ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

March 28, 2014

Dear Unit Holder:

You are cordially invited to attend a Special Meeting of unit holders of the Hugoton Royalty Trust to be held on Friday, May 23, 2014, at 2:30 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114. Please find enclosed a notice to unit holders, a Proxy Statement describing the business to be transacted at the meeting, and a form of Proxy for use in voting at the meeting.

At the Special Meeting, you will be asked (i) to approve the appointment of Southwest Bank as successor trustee of the Trust, (ii) to approve certain amendments to the Hugoton Royalty Trust Indenture dated December 1, 1998, as amended and restated on March 24, 1999 (the “Indenture”) described in the enclosed Proxy Statement, and (iii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

We hope that you will be able to attend the Special Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your Units be represented at the meeting.

Very truly yours,

BANK OF AMERICA, N.A.,
Trustee of the Hugoton Royalty Trust

/s/ Ron E. Hooper

RON E. HOOPER
Senior Vice President

YOUR VOTE IS IMPORTANT

All Unit Holders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Trust assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any Unit Holder attending the meeting may vote in person even if he or she has returned the Proxy.

PROXY STATEMENT	1
SOLICITATION AND REVOCABILITY OF PROXIES	1
VOTING AND QUORUM	1
PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE	3
PROPOSAL TWO — AMENDMENTS TO THE INDENTURE REGARDING MINISTERIAL ITEMS	3
PROPOSAL THREE — AMENDMENTS TO THE INDENTURE REGARDING A DIRECT REGISTRATION SYSTEM	4
PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE REGARDING ASSET SALES	5
PROPOSAL FIVE — AMENDMENT TO THE INDENTURE REGARDING ELECTRONIC VOTING	6
PROPOSAL SIX — AMENDMENT TO THE INDENTURE REGARDING INVESTMENTS	7
PROPOSAL SEVEN — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SIX	7
EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE	8
EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SIX	8
EFFECT OF NEGATIVE VOTES ON PROPOSAL SEVEN	8
TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SIX	8
TRUSTEE	9
DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	9
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
ADDITIONAL INFORMATION	11
APPENDIX A	A-1

i

HUGOTON ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

NOTICE OF SPECIAL MEETING OF UNIT HOLDERS
To Be Held May 23, 2014

PLEASE TAKE NOTICE THAT a Special Meeting of Unit Holders (the “Special Meeting”) of the Hugoton Royalty Trust (the “Trust”), an express trust formed under the laws of the state of Texas and governed by the terms of the Hugoton Royalty Trust Indenture dated December 1, 1998, as amended and restated on March 24, 1999 (the “Indenture”), will be held on Friday, May 23, 2014, at 2:30 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114, to consider and vote on the following matters:

(1)	approval of the appointment of Southwest Bank as successor trustee to serve as trustee of the Trust once the resignation of Bank of America, N.A., the current Trustee of the Trust, takes effect;
(2)	approval of certain amendments to the Indenture regarding ministerial items;
(3)	approval of certain amendments to the Indenture regarding a direct registration system;
(4)	approval of certain amendments to the Indenture regarding asset sales;
(5)	approval of certain amendments to the Indenture regarding electronic voting;
(6)	approval of certain amendments to the Indenture regarding investments; and
(7)	approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

The close of business on March 27, 2014 (the “Record Date”), has been fixed as the record date for the determination of unit holders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of Units of Beneficial Interest (the “Units”) of the Trust, at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of unit holders entitled to vote at the Special Meeting will be available for inspection by any unit holder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 901 Main Street, 17th Floor, Dallas, Texas, and also at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your proxy before the Special Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of Bank of America, N.A.,
Trustee of the Hugoton Royalty Trust

/s/ Ron E. Hooper

Ron E. Hooper
Senior Vice President

Dallas, Texas
March 28, 2014

HUGOTON ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The trustee of the Trust, Bank of America, N.A. through its U.S. Trust, Bank of America Private Wealth Management division (the “Trustee”), requests your proxy for use at the Special Meeting of unit holders of the Trust (“Unit Holders”) to be held on Friday, May 23, 2014, at 2:30 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy you authorize the persons named on the Proxy to represent you and to vote your Units at the Special Meeting. This Proxy Statement and the form of Proxy were first mailed to Unit Holders of the Trust on or about March 28, 2014.

This solicitation of proxies is made by the Trustee of the Trust. In addition, the Trust has engaged AST Phoenix Advisors (the “Proxy Solicitor”) to assist in the solicitation of Proxies for the Special Meeting, and it estimates that it will pay the Proxy Solicitor approximately $165,000, including the fee of the Proxy Solicitor plus certain costs and expenses. The Trust has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units that those companies hold of record. The Trustee will pay the costs of the solicitation, including reimbursement of forwarding expenses and fees and expenses of the Proxy Solicitor; however, Southwest Bank has agreed to reimburse the Trustee for 60% of the costs and expenses of the proxy solicitation in connection with the Special Meeting and meetings (or solicitation of written consents in lieu thereof) of unit holders of the six other trusts for whom Bank of America will resign as trustee not to exceed an aggregate of $360,000 for all seven trusts.

If you attend the Special Meeting, you may vote in person. If you are not present at the Special Meeting, your Units can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Special Meeting by (a) signing and submitting a later-dated proxy to the Trustee, (b) delivering written notice of revocation of the proxy to the Trustee, or (c) voting in person at the Special Meeting. In the absence of any such revocation, Units represented by the persons named on the Proxies will be voted at the Special Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Trust are the Units. As of the close of business on the Record Date, there were 40,000,000 Units outstanding and entitled to be voted at the Special Meeting.

Each outstanding Unit is entitled to one vote. The presence, in person or by proxy, of Unit Holders who, on the Record Date, held Units representing a majority of the Units outstanding as of the Record Date will constitute a quorum at the Special Meeting. The Trustee, upon approval by the holders of a majority of the Units who are present or represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unit Holder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Special Meeting, even if a quorum is not present. If a motion to adjourn the meeting is approved but sufficient proxies are not received by the time set for the resumption of the Special Meeting, this process may be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Special Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE

On January 9, 2014, the Trustee submitted a notice of its resignation as trustee of the Trust to the Unit Holders. The Trustee’s notice of resignation stated that it would nominate Southwest Bank, an independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas (“Southwest Bank”) as its potential successor and call a special meeting of Unit Holders for the purpose of appointing Southwest Bank as a successor. Prior to nominating Southwest Bank, the Trustee formed a committee to solicit, investigate and choose a nominee. The committee distributed requests for proposal and held discussions with a number of potential candidates.

If the Unit Holders appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee’s resignation will take effect on May 30, 2014, assuming the satisfaction or waiver of the following conditions:

•	The appointment of Southwest Bank as trustee of the Sabine Royalty Trust (another royalty trust for which Bank of America, N.A. currently serves as trustee);
•	The appointment of Southwest Bank or another successor trustee as trustee of five other royalty trusts for which Bank of America, N.A. currently serves as trustee and as agent under a disbursing arrangement for which Bank of America, N.A. currently serves as agent;
•	The accuracy of certain representations and warranties and performance of certain agreements made by Southwest Bank in an agreement between Bank of America, N.A. and Southwest Bank; and
•	No governmental injunction, order or other action that would prohibit Southwest Bank’s appointment, the Trustee’s resignation or the other actions described above.

If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the resignation is not effective as of such later effective date, the Trustee will notify Unit Holders of the new effective date.

Required Vote

The appointment of Southwest Bank as the successor trustee requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority in interest of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the appointment of the successor trustee will have the effect of votes against Southwest Bank as successor trustee. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal One, your Proxy will be deemed to grant such authority and will be voted FOR the appointment of Southwest Bank as successor trustee.

The Trustee recommends the Unit Holders vote “FOR” the appointment of Southwest Bank as successor trustee.

PROPOSAL TWO — AMENDMENTS TO THE INDENTURE
REGARDING MINISTERIAL ITEMS

Background, Reasons for and Effect of the Proposed Amendments

The Indenture that created the trust was entered into on December 1, 1998, and amended and restated as of March 24, 1999. The following amendment is intended to update the Indenture to ensure accurate cross-references to current legal authority. The following amendment is reflected in the “black-line” version of the Indenture attached hereto as Appendix A. (The “black-line” version of the Indenture underlines new text that is inserted and strikes through all text that is deleted as a result of the amendments to the Indenture described in this Proxy Statement.)

Transfer of Units.  The Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code (the “Texas Uniform Act”) governs certain aspects of the Indenture. Chapter 33 of the Texas Business and Commerce Code has been repealed. Accordingly, the references in Section 4.04 and 4.06 of the Indenture to the Texas Uniform Act will be deleted.

The effect of the above amendments would be to eliminate outdated references and modernize the Indenture.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who, as of the Record Date held Units representing 80 percent or more of all the Units outstanding at the Record Date. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Two, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unitholders vote “FOR” these amendments to the Indenture.

PROPOSAL THREE — AMENDMENTS TO THE INDENTURE
REGARDING A DIRECT REGISTRATION SYSTEM

Background, Reasons for and Effect of the Proposed Amendments

The Units are currently listed securities on the New York Stock Exchange (“NYSE”). Pursuant to New York Stock Exchange Listed Company Manual Section 500.00, all securities listed on the NYSE must be eligible for a direct registration system (“DRS”). While the Trust is technically eligible for DRS, it cannot participate in the system because the Indenture dated December 1, 1998, and Amended and Restated as of March 24, 1999, requires that ownership of Units be evidenced by certificates. Proposal Three, if approved, will amend the Indenture to allow for uncertificated Units, which would permit the Trust to participate in the DRS.

A DRS allows companies to issue units or shares in uncertificated (or book-entry) form rather than requiring actual paper certificates. These book-entry units or shares can then be transferred electronically between brokers and transfer agents, removing the need for printing, handling and delivering paper certificates. A DRS also provides greater security both to holders of units or shares, who avoid the risk of lost or stolen certificates and the associated replacement fees, and to issuers, who eliminate the risk of cancelled certificates being fraudulently presented as valid. Because of these and other benefits, the securities industry encourages companies to participate in a DRS. Most companies listed on the NYSE were able to begin participating in a DRS after the NYSE added DRS eligibility to its listing standards in 2008 through actions of their board of directors. In contrast, because the Indenture requires physical certificates to represent the Units and does not authorize the Trustee to alter that requirement, Unit Holder action is necessary to amend the Indenture to allow the Trust to participate in a DRS. The amendment to allow uncertificated Units is reflected primarily in Article IV of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Three is approved by the Unitholders, Articles I, IV, and VII of the Indenture will be revised to read as set forth in Appendix A.

The effect of the proposed amendments would be to permit Trust Units to be uncertificated and permit the Trust to participate in a DRS.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who, as of the Record Date held Units representing 80 percent or more of all the Units outstanding at the Record Date. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Three, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unitholders vote “FOR” these amendments to the Indenture.

PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE
REGARDING ASSET SALES

Background, Reasons for and Effect of the Proposed Amendments

The Indenture provides that the trustee may not sell any of the Trust assets without the approval of Unit Holders at a meeting held in accordance with Article VIII of the Indenture (other than certain small sales upon the request of XTO Energy). Occasionally opportunities present whereby a better return on properties, or a significant savings in operating costs could be obtained if the trustee sold or conveyed such properties. The Trustee now proposes to seek authorization for certain small sales if the trustee deems them to be in the best interests of the Unit Holders. In order to facilitate any sale of the royalties that the trustee determines to be in the best interest of the Unit Holders, without incurring the expense of holding a special meeting of the Unit Holders to approve such sale, Proposal Four amends the Indenture to permit the trustee to sell up to one percent (1%) of the value (based on year end engineering reports) of the royalties in any twelve month period. This amendment regarding asset sales is reflected in Section 3.02(c) of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Four is approved by the Unit Holders, a new Section 3.02(c) will be inserted into the Indenture following 3.02(b) of the Indenture and will read as follows:

“Section 3.02. Limited Power to Dispose of Royalties.

(a) In the event the Trustee determines it to be in the best interest of the Unitholders the Trustee may sell, at any time and from time to time, all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unitholders if approved by the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII. This Section 3.02(a) shall not be construed to require approval of the Unitholders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.02(b), 3.02(c), 3.05, 3.09 or 9.03. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

(b) Grantor may at any time and from time to time notify the Trustee that it desires to sell for cash any of the Subject Interests to any Person not an Affiliate of Grantor free of and unburdened by the Royalties, and upon receipt of such notice the Trustee shall be required to join in such sale and execute and deliver a partial release, assignment or such other instrument as Grantor may reasonably request to evidence that such Subject Interest is being sold free and unburdened by the Royalties; provided, however, that the Trustee shall not be required to join in such sale if the value of the Royalties (determined as provided below) associated with the Subject Interests to be so sold in any calendar year pursuant to this Section 3.02(b) exceeds one percent (1%) of the value of all the Royalties before such sale. The net proceeds from any sale pursuant to this Section 3.02(b) shall be allocated twenty percent (20%) to Grantor and eighty percent (80%) to the Trust. For purposes of this Section 3.02(b), the value of the Royalties associated with the Subject Interests to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, respectively, as determined by reference to the Reserve Report as of December 31 of the year preceding the closing of the sale. The use of such values is solely for the purpose of determining compliance with this Section 3.02(b) and it is recognized that the proceeds of sale may be greater or lesser than the value so determined.

(c) Notwithstanding anything to the contrary contained in this Indenture, during any twelve-month period the Trustee may without a vote of the Unitholders sell, assign, transfer and convey up to one percent (1%) of the value of the Royalties in any one or more transactions that the Trustee determines to be in the best interest of the Unitholders. For purposes of this Section 3.02(c), the value of the Royalties to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, respectively, as determined by reference to the Reserve Report as of December 31 of the year preceding the closing of the sale. The use of such values is solely for the purpose of determining compliance with this Section 3.02(c), and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.”

In addition, if Proposal Four is approved by the Unit Holders, Section 8.03 of the Indenture, which addresses Unit Holder voting, will be revised accordingly to provide that sales pursuant to the above-discussed Section 3.02(c) will not require Unit Holder approval. This will be accomplished by inserting “3.02(c)” into the list of sections, so Section 8.03 reads in part:

“. . . the affirmative vote by the Record Date Unitholders of 80% or more of all the Units outstanding at the record date shall be required to:

(a) approve or authorize any sale of all or any material part of the assets of the Trust (excluding sales or dispositions authorized under Sections 3.02(b), 3.02(c), 3.05, 3.09 or 9.03), or . .”

The effect of the proposed amendments would be to permit the trustee to sell small amounts of the Trust’s assets, without Unit Holder approval, if the trustee deems it in the best interest of the Unit Holders.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who, as of the Record Date held Units representing 80 percent or more of all the Units outstanding at the Record Date. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Four, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unitholders vote “FOR” these amendments to the Indenture.

PROPOSAL FIVE — AMENDMENT TO THE INDENTURE
REGARDING ELECTRONIC VOTING

Background, Reasons for and Effect of the Proposed Amendment

Section 8.03 of the Indenture provides that Unit Holders may vote in person, or by duly executed written proxy. In order to expand the permissible means by which Unit Holders may vote in the future to take advantage of technological advances and to offer Unit Holders a variety of voting methods, Proposal Five would amend the Indenture to explicitly provide for telephone and internet voting. The amendment regarding electronic voting is reflected in Section 8.03 of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Five is approved by the Unitholders, Section 8.03 of the Indenture will be revised to read as follows (proposed changes specific to this Proposal Five are underlined for ease of reference):

“Section 8.03. Voting.  Each Record Date Unitholder shall be entitled to one vote for each Unit owned by him, and any Record Date Unitholder may vote in person or by duly executed written proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unitholder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 8.03. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Record Date Unitholder. At any such meeting the presence in person or by proxy of Record Date Unitholders holding a majority of the Units outstanding at the record date shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unitholders if it is approved by the vote of a majority in interest of such Record Date Unitholders constituting a quorum, although . . .”

The effect of the proposed amendment would be to permit Unit Holders to vote by telephonic or electronic means at a meeting of Trust Unit Holders.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who, as of the Record Date held Units representing 80 percent or more of all the Units outstanding at the Record Date. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Five, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unitholders vote “FOR” this amendment to the Indenture.

PROPOSAL SIX — AMENDMENT TO THE INDENTURE
REGARDING INVESTMENTS

Background, Reasons for and Effect of the Proposed Amendment

Section 3.04 of the Indenture is entitled “Interest on Cash on Hand” and establishes the permitted investments of cash on hand held by the trustee. In order to provide the trustee with an efficient means of investing funds received, to reduce the risk that funds go uninvested, and in keeping with current industry practice, Proposal Six would amend the Indenture to allow such cash to be deposited in accounts fully insured by the Federal Deposit Insurance Corporation. The amendment regarding investments is reflected in Section 3.04(d) of the “black-line” version of the Indenture attached hereto as Appendix A.

If proposal Six is approved by the Unit Holders, Section 3.04 of the Indenture will be revised by adding Section 3.04(d), and will read as follows:

“(d) other interest bearing accounts in FDIC-insured state or national banks, including the Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation.”

The effect of the proposed amendment would be to permit the trustee to use an insured cash sweep service to invest cash on hand in accounts with multiple FDIC-insured institutions such that the funds held by the trustee for the account of the Trust are deposited into interest bearing accounts which are at all times fully insured by the Federal Deposit Insurance Corporation.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who, as of the Record Date held Units representing 80 percent or more of all the Units outstanding at the Record Date. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Six, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unitholders vote “FOR” this amendment to the Indenture.

PROPOSAL SEVEN — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL
MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF
ADDITIONAL PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SIX

The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Six. If it is necessary or appropriate to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to Unit Holders, other than an announcement made at the Special Meeting.

Required Vote

The proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Six in this Proposal Seven requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the proposal to adjourn the Special Meeting will have the effect of votes against such adjournment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Seven, your Proxy will be deemed to grant such authority and will be voted FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Six.

The Trustee recommends the Unit Holders vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Six.

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE

The notice of resignation of the Trustee stated that the Trustee’s resignation would be conditional on the appointment of Southwest Bank or another successor trustee as successor trustee. If the Unit Holders appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee’s resignation will be effective May 30, 2014 (assuming the other conditions described herein are satisfied). If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the Unit Holders fail to appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee may elect to give written notice of its resignation to each Unit Holder, which resignation would not be contingent upon the appointment of Southwest Bank or another successor trustee. If the Trustee resigns and no successor trustee is appointed within the 60 days following the effective date of the Trustee’s resignation, then a successor trustee may be appointed by any State or Federal District Court having jurisdiction in Tarrant County, Texas, upon the application of XTO Energy or any Unit Holder. If a Unit Holder or XTO Energy files such an application, the court may appoint a temporary trustee at any time after such application is filed and the temporary trustee shall, pending the final appointment of a successor trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of the Indenture.

EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SIX

If the Unit Holders fail to approve any of the amendments to the Indenture under Proposals Two through Six the amendments to the Indenture that are not approved will not take effect and will not be included in the Trust’s Amended and Restated Indenture; however, amendments that are approved will take effect and be included in the Trust’s Amended and Restated Indenture, as each of Proposals Two through Six are independent of each other. Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these proposals.

EFFECT OF NEGATIVE VOTES ON PROPOSAL SEVEN

If the Unit Holders fail to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Six, the Trust may be unable to hold the Special Meeting if a quorum is not reached. If a quorum has been reached, any of Proposals One through Six that has not achieved the required vote would not be approved and would have the effects set forth above for such Proposal.

TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SIX

Southwest Bank has stated to the Trustee that, if it is appointed as successor trustee, it intends to consent in writing, as required by the Indenture, to the amendments made to the Indenture by each of Proposals Two through Six that are approved by the Unit Holders. If Southwest Bank is not appointed, the Trustee intends to approve in writing, as required by the Indenture, the amendments made to the Indenture by each of Proposals Two through Six that are approved by the Unit Holders.

TRUSTEE

Following is certain information regarding Southwest Bank and the Trustee:

Southwest Bank

Southwest Bank, the nominee, is a 50 year-old independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas. With fourteen full-service banking centers it is the largest, locally owned, independent commercial bank headquartered in Tarrant County. Southwest Bank offers a wide range of treasury management, wealth group and mortgage services, and is an SBA preferred lender. The leadership and management team of Southwest Bank has over 300 combined years of banking experience.

Additionally, upon the effectiveness of Bank of America, N.A.’s resignation, the senior management team responsible for administering the Trust at Bank of America, N.A. will become part of the management team of Southwest Bank and continue to administer the Trust.

Trustee

Bank of America Corporation is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. U.S. Trust is part of the Global Wealth and Investment Management unit of Bank of America, N.A., which is a global leader in wealth management, private banking and retail brokerage.

Trustee Compensation

The Trust has no directors or executive officers. During the fiscal years ended December 31, 2011, 2012 and 2013, the Trustee received total remuneration as follows:

Name	Year	Cash Compensation
U.S. Trust, Bank of America Private Wealth Management	2011	$51,936
	2012	$58,873
	2013	$63,343

Term of Office

Any trustee of the Trust shall serve in that capacity until the earlier of such trustee’s resignation or such trustee’s removal, with or without cause, at a meeting of the Unit Holders duly called and held in accordance with the Indenture by the affirmative vote of the holders of record as of the record date for such meeting representing a majority of the Units then outstanding.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Trust has no directors, executive officers or audit committee. The Trustee is a corporate trustee which may be removed, with or without cause, by the affirmative vote of the holders of a majority of all the units then outstanding.

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, officers, and beneficial owners of more than 10% of the registrant’s equity securities file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Trustee’s knowledge, based solely on the information furnished to the Trustee, the Trustee is unaware of any person that failed to file on a timely basis reports required by Section 16(a) filing requirements with respect to the Trust Units of beneficial interest during and for the year ended December 31, 2013.

Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee, U.S. Trust, Bank of America Private Wealth Management, must comply with the bank’s code of ethics, a copy of which will be provided to Unit Holders, without charge, upon request by appointment at Bank of America Plaza, 17th Floor, 901 Main Street, Dallas, Texas 75202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Trust has no directors or executive officers. See the section titled “Trustee — Trustee Compensation” for the remuneration received by the Trustee during the years ended December 31, 2011 through December 31, 2013 and the section titled “Security Ownership of Certain Beneficial Owners and Management” for information concerning Units owned by Bank of America, N.A. in various fiduciary capacities.

Because the Trustee’s compensation is set forth in the Indenture, the Trust has no policy or procedure for the review, approval or ratification of such compensation.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

Southwest Bank has agreed to reimburse the Trustee for a portion of its expenses incurred in connection with the solicitation of Proxies for the Special Meeting and in connection with meetings of other Trusts with respect to which the Trustee’s resignation is conditioned. See “Solicitation and Revocability of Proxies” and “Proposal One — Appointment of Successor Trustee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Trust has no equity compensation plans.

(a) Security Ownership of Certain Beneficial Owners.  The Trustee is not aware of any person who beneficially owns more than 5% of the outstanding units.

(b) Security Ownership of Management.  The Trust has no directors or executive officers. As of February 4, 2014, Bank of America Corporation and its subsidiaries owned, in various fiduciary capacities, 584,381 units, with a shared right to vote 565,363 of these units and shared dispositive power with respect to 19,018 of these units. Bank of America, N.A. disclaims any beneficial interests in these units.

(c) Changes in Control.  The Trustee knows of no arrangements which may subsequently result in a change in control of the Trust.

ADDITIONAL INFORMATION

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders. Accordingly, the Trust does not publish a date by which Unit Holders must make proposals for inclusion in an annual meeting. Certain Unit Holders, or groups of Unit Holders, may call special meetings of Unit Holders pursuant to the terms of the Indenture to approve any appropriate matter.

Where You Can Find More Information

The Trust files annual, quarterly and special reports and other information with the Securities and Exchange Commission. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Units of the Trust are listed on the New York Stock Exchange under the symbol “HGT.” The Trust’s reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange.

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction, upon written request to the Trustee, U.S. Trust, Bank of America Private Wealth Management, 17th Floor, 901 Main Street, Dallas, Texas 75202. Copies of these reports may also be found on the Trust’s web site at http://www.hugotontrust.com.

BANK OF AMERICA, N.A.,
Trustee of the Hugoton Royalty Trust

/s/ Ron E. Hooper

RON E. HOOPER
Senior Vice President

APPENDIX A

HUGOTON ROYALTY TRUST

ROYALTY TRUST INDENTURE

Second Amended and Restated Indenture

           , 2014

Original Indenture dated December 1, 1998 &
~~(~~Amended and Restated as of March 24, 1999~~)~~

~~December 1, 1998~~

AMENDED AND RESTATED

HUGOTON ROYALTY TRUST INDENTURE

This Amended and Restated Royalty Trust Indenture (“Indenture”) of Hugoton Royalty Trust (the “Trust”) ~~is~~shall be effective as of            , 2014, the original Royalty Trust Indenture having been entered into as of December 1, 1998, between Cross Timbers Oil Company, a Delaware corporation (“Grantor”), as Grantor, and NationsBank, N.A., a banking association organized under the laws of the United States (the “Bank”), as trustee.

WHEREAS, Grantor is engaged in the business of developing and producing oil and gas and owns various mineral interests in properties that contain proved reserves of oil and gas and are currently producing oil and gas; and

WHEREAS, Grantor has determined to convey to the Trust the Royalties (hereinafter defined) pursuant to the Conveyances (hereinafter defined) in consideration for the issuance by the Trust to Grantor of 40,000,000 Units (hereinafter defined) representing the ownership of undivided Beneficial Interest (hereinafter defined) in the assets of the Trust;

NOW, THEREFORE, in furtherance of forming the Trust, Grantor has delivered to the Bank, on behalf of the Trust, One Thousand Dollars ($1,000.00) upon execution of this Indenture, which Bank accepts and agrees to hold in trust, together with the Royalties to be received hereunder, for the purposes, and in accordance with the duties, terms and conditions hereof.

ARTICLE I. DEFINITIONS

Section 1.01. Defined Terms.  As used herein, the following terms are used with the meanings indicated:

“Affiliate”of a Person means another Person controlled by, controlling or under common control with such Person. As used herein, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Interest”means the aggregate equitable interest of the Unitholders in the Trust Estate as expressly set out in this Trust Indenture and all other rights of beneficiaries of express trusts created under the Texas Trust Code, subject to the limitations set forth in this Trust Indenture.

“Business Day”means any day that is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law or a holiday determined by the New York Stock Exchange as “affecting ‘ex’ dates.”

“Certificate”means a certificate issued by the Trustee pursuant to Article IV evidencing the ownership of one or more Units.

“Code”means the Internal Revenue Code of 1986, as amended.

“Closing”means the closing of the initial public offering of Units contemplated by the Securities Act Registration Statement.

“Conveyances”means the Net Overriding Royalty Conveyances effective as of December 1, 1998 between Grantor and the Trust pursuant to which the Royalties are to be conveyed to the Trust.

“Distribution Date”means the date of a distribution, which shall be on or before ten Business Days after the Monthly Record Date.

“Effective Time”means 12:01 A.M. on December 1, 1998.

“Environmental Laws”means all applicable federal, state and local laws, regulations, ordinances, rules, orders, permits and governmental restrictions relating to the environment, the effect of the environment on human health or safety, pollutants, contaminants, hazardous substances, or hazardous waste, in effect on the date of this Indenture, and all binding judicial and administrative interpretations thereof.

“Exchange Act”means the Securities Exchange Act of 1934, as amended.

“Exchange Act Registration Statement”means the registration statement by which the Units may be registered under Section 12 of the Exchange Act.

“Indenture”means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

“Monthly Distribution Amount”means for each Monthly Period an amount determined by the Trustee (pursuant to Section 5.02 hereof) to be equal to the excess, if any, of (a) the cash received by the Trustee during the Monthly Period attributable to the Royalties, plus any cash available for distribution as a result of the reduction or elimination during the Monthly Period of any existing cash reserve created pursuant to Section 3.08 hereof to provide for the payment of liabilities of the Trust, plus any other cash receipts of the Trust during the Monthly Period including any cash received from interest earned pursuant to Section 3.04, over (b) the liabilities of the Trust paid during the Monthly Period, plus the amount of any cash used pursuant to Section 3.08 hereof in the Monthly Period to establish or increase a cash reserve for the payment of any accrued, future or contingent liabilities of the Trust. Without limiting the foregoing, the liabilities of the Trust to be paid during the first Monthly Period shall include liabilities incurred prior to the Effective Time that relate to the formation of the Trust or for which the Trust or Trustee is otherwise responsible for payment. If the Monthly Distribution Amount determined in accordance with the preceding sentence shall for any Monthly Period be a negative amount, then the Monthly Distribution Amount shall be zero, and such negative amount shall reduce the next Monthly Distribution Amount. Notwithstanding the foregoing, the Monthly Distribution Amount for any Monthly Period shall not include any amount which would have been required to be reported to any securities exchange or quotation system on which the Units are listed or admitted in connection with the establishment of an ‘ex’ date in order to be distributed to Unitholders who were such on the Monthly Record Date for such Monthly Period but was not so reported unless the securities exchange or quotation system agrees to such amount being a part of that Monthly Period’s Monthly Distribution Amount or the Trustee receives an opinion of counsel, in a form reasonably satisfactory to the Trustee, stating that none of the Trust, the Trustee or any owner of Units will be adversely affected by such inclusion. An amount which pursuant to the preceding sentence is not included in the Monthly Distribution Amount for that Monthly Period shall be included in the Monthly Distribution Amount for the next Monthly Period (unless it is reserved pursuant to Section 3.08 hereof).

“Monthly Period”means, for the initial period, the period which commences on the Effective Time and continues through and includes the Monthly Record Date occurring in March 1999, and for succeeding periods the period which commences on the day following a Monthly Record Date and continues through and includes the next succeeding Monthly Record Date.

“Monthly Record Date”for each month means the close of business on the last Business Day of such month unless the Trustee determines that a different date is required to comply with applicable law or the rules of any exchange or quotation system on which the Units may be listed or admitted for trading, in which event it means such different date.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ”means the National Association of Securities Dealers Automated Quotation System.

“NYSE”means the New York Stock Exchange.

“Person”means an individual, a corporation, partnership, limited liability company, trust, estate or other organization.

“Reserve Report”means a report of estimated proved reserves attributable to the Royalties and the present value thereof prepared on the basis required by the SEC for inclusion in financial statements filed with the SEC.

“Royalties” means the net overriding royalty interests conveyed to the Trustee pursuant to the Conveyances.

“SEC”means the Securities and Exchange Commission and any agency which may succeed to its responsibilities and functions after the date hereof.

“Securities Act”means the Securities Act of 1933, as amended.

“Securities Act Registration Statement”means a registration statement filed under and complying with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, in respect of the offering and sale of all or a fraction of the Units to the public and the transactions related thereto.

“Subject Interests”has the meaning set forth in the Conveyances.

“Transferee”,as to any Unitholder or former Unitholder, means any Person succeeding to the interest of such Unitholder or former Unitholder in one or more Units of the Trust, whether as purchaser, donee, legatee or otherwise.

“Trust”means the express trust created hereby which shall be held and administered as provided herein and in accordance with the terms and provisions (not inconsistent with any terms and provisions hereof) of the Texas Trust Code.

“Trust Estate”means the assets held by the Trustee under this Indenture, and shall include both income and principal if separate accounts or records are kept therefor.

“Trustee”means the initial trustee under this instrument, or any successor, during the period it is so serving in such capacity.

“Unit”means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided. A Unit may be evidenced by a Certificate or a book-entry position entered in compliance with the procedures the Trustee establishes for uncertificated Units pursuant to Article IV.

“Unitholder”means the owner of one or more Units as reflected on the books of the Trustee pursuant to Article IV.

ARTICLE II. NAME AND PURPOSE OF THE TRUST

Section 2.01. Name.  The Trust shall be known as the Hugoton Royalty Trust, and the Trustee may transact the affairs of the Trust in that name.

Section 2.02. Purposes.  The purposes of the Trust are:

(a) to receive, hold, protect and conserve, for the benefit of the Unitholders, the Trust Estate;

(b) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production payable with respect thereto until production has ceased or the Royalties have otherwise terminated or (2) by selling or otherwise disposing of all or a part of the Royalties in accordance with and subject to the terms of this Indenture;

(c) to pay, or provide for the payment of, any costs and liabilities incurred in carrying out the purposes of the Trust, and thereafter to distribute the remaining amounts of cash received by the Trust to the Unitholders pro rata based on the number of Units owned; and

(d) subject to Section 3.03 of this Indenture, to engage in such other activities as are necessary or convenient for the attainment of any of the foregoing or are incident thereto and which may be engaged in or carried out by a trust under the Texas Trust Code.

Section 2.03. Nature of the Trust.  It is the intention and agreement of Grantor and the Trustee to create an express trust within the meaning of Section 111.004(4) of the Texas Trust Code, for the benefit of the owners of Units, and a grantor trust for federal income tax purposes of which the owners of Units are the grantors. As set forth above and amplified herein, the Trust is intended to be limited to the receipt of revenues attributable to the Royalties and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unitholders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Indenture shall be construed as creating, a partnership, joint venture, joint stock company or business association between or among Unitholders, present or future, or among or between Unitholders, or any of them, and the Trustee or Grantor.

Section 2.04. Transfer of Trust Property to the Trust; Closing Matters.  Upon the execution of this Indenture, Grantor has paid to the Trustee, in trust, and the Trustee has accepted, for the uses and purposes provided herein, the sum of One Thousand Dollars ($1,000.00) in consideration for 40,000,000 Units to be issued by the Trust to Grantor, which Units shall collectively represent the entire Beneficial Interest in accordance with Section 4.01 of this Indenture. At or before the Closing, Grantor shall grant, bargain, sell, convey and assign the Royalties to the Trust for the uses and purposes provided herein and for the benefit of the Unitholders, pursuant to the Conveyances. The Units to be issued by the Trust to Grantor in accordance with the first sentence of this Section 2.04 shall be evidenced by one or more Certificates (which may be temporary Certificates) issued in such denominations and otherwise in accordance with written instructions furnished to the Trustee. Upon receipt of written transfer instructions from Grantor, the Trustee shall prepare Certificates (which may be temporary Certificates) in proper form duly executed and countersigned in accordance with Section 4.03 of this Indenture in such names and in such denominations as Grantor may request in writing not less than two full Business Days before the Closing. For the purpose of expediting the checking and packaging of the Certificates so prepared by the Trustee pursuant to the preceding sentence, the Trustee shall make such Certificates available for inspection by the representatives of the several underwriters named in the Securities Act Registration Statement. The Trustee shall deliver such Certificates to such location and at such time as is stated in the written transfer instructions from Grantor and shall release such Certificates (a) upon the receipt from Grantor of one or more Certificates, duly endorsed for transfer, that evidence a number of Units equal to or not less than the number of Units evidenced by the Certificates to be so released and (b) in accordance with the instructions of Grantor. At the Closing, the Trustee shall receive the following documents dated as of the date of the Closing: (i) local counsel opinions and opinions of Kelly, Hart & Hallman, P.C. and Butler & Binion, L.L.P. addressed to the Trustee substantially in the forms of the opinions to be delivered by such counsel at the Closing pursuant to the underwriting agreement referred to in the Securities Act Registration Statement (the “Underwriting Agreement”), (ii) a certificate of Grantor signed by an executive officer certifying that the representations and warranties of Grantor contained in the Underwriting Agreement are true and correct as of the date of the Closing and (iii) such other documents or certificates as the Trustee may reasonably request; provided, that the certificate regarding Grantor’s representations and warranties set forth in said Underwriting Agreement may be to the best knowledge of the officer certifying as to such representations and warranties, and shall exclude information furnished to Grantor in writing by or on behalf of the Trustee.

ARTICLE III. ADMINISTRATION OF THE TRUST

Section 3.01. General.  The Trustee accepts the Trust created by this Indenture and agrees to perform its duties in accordance with the terms of this Indenture. Subject to the limitations set forth in this Indenture, the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust, including the authority to enter into the Conveyances, to agree to modifications or settlements of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalties as rights to receive a share of the proceeds of oil and gas produced from the properties presently burdened by such Royalties which are free of any obligation for operating expenses and as rights which do not possess any operating rights or obligations. The Trustee may not dispose of all or any portion of the Royalties except as provided in Sections 3.02, 3.05, 3.09 and 9.03 of this Indenture.

Section 3.02. Limited Power to Dispose of Royalties.

(a) In the event the Trustee determines it to be in the best interest of the Unitholders the Trustee may sell, at any time and from time to time, all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unitholders if approved by the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII. This Section 3.02(a) shall not be construed to require approval of the Unitholders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.02(b), 3.02(c), 3.05, 3.09 or 9.03. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

(b) Grantor may at any time and from time to time notify the Trustee that it desires to sell for cash any of the Subject Interests to any Person not an Affiliate of Grantor free of and unburdened by the Royalties, and upon receipt of such notice the Trustee shall be required to join in such sale and execute and deliver a partial release, assignment or such other instrument as Grantor may reasonably request to evidence that such Subject Interest is being sold free and unburdened by the Royalties; provided, however, that the Trustee shall not be required to join in such sale if the value of the Royalties (determined as provided below) associated with the Subject Interests to be so sold in any calendar year pursuant to this Section 3.02(b) exceeds one percent (1%) of the value of all the Royalties before such sale. The net proceeds from any sale pursuant to this Section 3.02(b) shall be allocated twenty percent (20%) to Grantor and eighty percent (80%) to the Trust. For purposes of this Section 3.02(b), the value of the Royalties associated with the Subject Interests to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, respectively, as determined by reference to the Reserve Report as of December 31 of the year preceding the closing of the sale. The use of such values is solely for the purpose of determining compliance with this Section 3.02(b) and it is recognized that the proceeds of sale may be greater or lesser than the value so determined.

(c) Notwithstanding anything to the contrary contained in this Indenture, during any twelve-month period the Trustee may without a vote of the Unitholders sell, assign, transfer and convey up to one percent (1%) of the value of the Royalties in any one or more transactions that the Trustee determines to be in the best interest of the Unitholders. For purposes of this Section 3.02(c), the value of the Royalties to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, respectively, as determined by reference to the Reserve Report as of December 31 of the year preceding the closing of the sale. The use of such values is solely for the purpose of determining compliance with this Section 3.02(c), and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.

Section 3.03.  No Power to Engage in Business or Make Investments. The Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, except as permitted in Sections 3.04 and 3.15, acquire any other asset. The Trustee shall have no right or duty to operate the Subject Interests burdened by the Royalties or to market any production therefrom. The Trustee shall not accept contributions to the Trust other than the Royalties and the initial cash deposit.

Section 3.04. Interest on Cash on Hand.  Cash being held by the Trustee as a reserve for liabilities or for distribution at the next Distribution Date shall be invested (in the Trustee’s discretion) in: (a) obligations issued (or unconditionally guaranteed) by the United States of America or any agency or instrumentality thereof (provided such agency or instrumentality obligations are secured by the full faith and credit of the United States of America), (b) repurchase agreements secured by obligations qualifying under subparagraph (a) above, ~~or~~ (c) certificates of deposit of any bank having capital, surplus and undivided profits in excess of $100,000,000, or (d) other interest bearing accounts in FDIC-insured state or national banks, including the Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation; provided such repurchase agreements ~~or~~, certificates ~~of deposit~~or accounts shall bear interest at a rate that is not less than the greater of (i) the interest rate that the Bank or its successor pays in the normal course of business on amounts placed with it, taking into account the amounts involved, the period held and other relevant factors, or (ii) the rate of interest paid on obligations qualifying under subparagraph (a) above. Any such obligations, repurchase agreements or certificates representing funds to be distributed at the next Distribution Date must mature on or before such Distribution Date and must be held to maturity. To the extent not prohibited by Section 113.057 of the Texas Trust Code, any such cash may be placed with the Bank or any successor bank serving as Trustee.

Section 3.05. Power to Settle Claims.  Subject to the limitations specified in Article XI, the Trustee is authorized to prosecute or defend, or to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Unitholder. Such authority shall include, but not be limited to, the authority to dispose of or relinquish title to any of the Royalties that are the subject of such a dispute upon receipt of such evidence. The Trustee agrees to respond definitively to, and within a commercially reasonable time period following its receipt of, any written request by Grantor relating to any such claim and complying with the last sentence of this Section 3.05, and the failure of the Trustee so to respond definitively and timely shall conclusively estop the Trustee from thereafter claiming a right that is inconsistent with the stated intent as set forth in the notice and materially detrimental to Grantor or its Affiliates with respect to such requested matter. Any request made by Grantor intended to be governed by this Section 3.05 shall specifically reference this Section.

Section 3.06. Power to Contract for Services.  In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants, independent reservoir engineers, accountants (who may be the same accounting firm who are engaged as outside auditors for Grantor), attorneys (who may be counsel to Grantor unless Grantor otherwise notifies the Trustee in writing), transfer agents and other professional and expert persons and to employ or contract for clerical and other administrative assistance (including assistance from Grantor or its Affiliates) and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

Section 3.07. Payment of Liabilities of Trust.  The Trustee shall, to the extent that funds of the Trust are available therefor (which shall not include funds previously set aside for payment of a Monthly Distribution Amount), make payment of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities of all kinds, including compensation to it for its services hereunder, and compensation to such parties as may be employed as provided for in Section 3.06 hereof.

Section 3.08. Establishment of Reserves.  With respect to any liability which is contingent or uncertain in amount or which otherwise is not currently due and payable, the Trustee in its sole discretion may, but is not obligated to, establish a cash reserve for the payment of such liability.

Section 3.09. Limited Power to Borrow.  If at any time the cash on hand and to be received by the Trust and available to pay liabilities is not, or will not be, in the judgment of the Trustee, sufficient to pay liabilities of the Trust as they become due or to purchase Units if required under Section 3.15(b), the Trustee is authorized to borrow the funds required to pay such liabilities or make such purchases. In such event, no further distributions will be made to Unitholders (except in respect of previously determined Monthly Distribution Amounts) until the indebtedness created by such borrowing has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank or any other fiduciary hereunder. To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee’s discretion, including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalties, and to carve out and convey production payments.

Section 3.10. Income and Principal.  The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of the Royalties. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the receipts from the Royalties as income or principal, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case. Regardless of any such characterization, however, the Trustee shall not make any distribution, accumulate any funds, or maintain any reserve except as expressly provided in this Indenture.

Section 3.11. Term of Contracts.  In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

Section 3.12. Transactions between Related Parties.  The Trustee shall not be prohibited in any way in exercising its powers from making contracts or having dealings with itself in any other capacity (fiduciary or otherwise) or with Grantor.

Section 3.13. No Bond Required.   The Trustee shall not be required to furnish any bond or security of any kind.

Section 3.14. Timing of Trust Income and Expenses.  The Trustee will use all reasonable efforts to cause the Trust and the Unitholders to recognize income and expenses on Monthly Record Dates. The Trustee will invoice the Trust for services rendered by the Trustee only on a Monthly Record Date and shall cause the Trust to pay any such invoices only on the Monthly Record Date on which an invoice is rendered and will use all reasonable efforts to cause all Persons to whom the Trust becomes liable to invoice the Trust for such liability on a Monthly Record Date and to cause the Trust to pay any such liabilities on the Monthly Record Date on which such liability is invoiced. In connection with the requirements of any securities exchange on which the Units are listed or market system through which Units are traded, the Trustee will, if required by such securities exchange or market system, use all reasonable efforts to determine the Monthly Distribution Amount and report such amount to the exchange or market system at such time as may be required by such securities exchange or market system. Nothing in this Section 3.14 shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interest of the Unitholders.

Section 3.15. Divestiture of Units.  If at any time the Trust or the Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unitholders, the following procedures will be applicable:

(a) The Trustee will promptly give written notice (“Notice”) to each Unitholder (“Ineligible Holder”) whose nationality or other status is an issue in the proceeding as to the existence of such controversy related to the Royalties, the Trust or the Trust Units. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each Ineligible Holder that he dispose of his Units to a party which would not be an Ineligible Holder within 30 days after the date of the Notice.

(b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee will have the right to purchase, and will purchase, any such Units at any time during the 90 days after the expiration of the 30-day period specified in the Notice. The purchase price on a per Unit basis will be determined as of the last Business Day (“determination day”) preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount: (i) if the Units are then listed on a securities exchange the price will equal the closing price of the Units on such exchange (or, if the Units are then listed on more than one exchange, on the largest such exchange in terms of the volume of Units traded thereon during the preceding twelve months) on the determination day if any Units were sold on such exchange on such day or, if not, on the last preceding day on which any Units were sold on such exchange or (ii) if the Units are not then listed on any securities exchange, but are traded through a market system, the price will equal the mean between the closing bid and asked prices for the Units in such market system on the determination day if quotations for such prices on such day are available or, if not, on the last preceding day for which such quotations are available or (iii) if the Units are not then listed on any stock exchange or traded through any market system, the price will be determined by multiplying the present value of the estimated future net revenues attributable to proved reserves of the Royalties as reflected in the latest Reserve Report prepared for the Trust (minus all liabilities of the Trust) by 1.4 and by then dividing such amount by the number of Units (including the Units to be purchased) then outstanding. Such purchase will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 12.06, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing Units then owned by such Ineligible Holder and for which tender has been made, and the Trustee shall issue or cause to be issued to itself a Certificate or Certificates representing the same number of Units as were so cancelled. Upon such cancellation, the Ineligible Holder shall part with the Beneficial Interest attributable to the Units theretofore owned by him and all interests, rights and benefits of the Ineligible Holder as a Unitholder shall terminate. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered sum shall be held by the Trustee in an interest bearing account for the benefit of such Ineligible Holder, until proper claim for same (together with interest accrued thereon) has been made by such Holder, but subject to applicable laws concerning unclaimed property.

(c) The Trustee may, in its sole discretion, cancel any Units acquired in accordance with the foregoing procedures or may sell such Units, either publicly or privately, in accordance with all applicable laws. The proceeds of any such sale of Units, less the expenses of such sale, will constitute revenues of the Trust.

Section 3.16. Filing of Registration Statements, Listing of Units.

(a) The Trustee shall, in connection with the initial public offering of the Units and otherwise, upon the request of Grantor, on behalf of the Trust, cooperate with Grantor and otherwise use its best efforts to cause:

(i) one or more Securities Act Registration Statements to be prepared, signed, filed and declared effective by the SEC;

(ii) an Exchange Act Registration Statement to be prepared, signed, filed and become effective;

(iii) the Units to be qualified or exempted from qualification under the securities or Blue Sky laws of the several states; and

(iv) the Units to be listed for trading on the NYSE or another national securities exchange, as it shall select, or, if listing on a national securities exchange is not feasible or is undesirable, to cause the Units to be admitted for quotation on the NASDAQ.

(b) Grantor shall be obligated and entitled, at its own expense except as otherwise herein provided, to take or cause to be taken all steps customary or appropriate to the accomplishment of the objectives set forth above including, without limitation, engaging counsel for itself and approving special counsel for the Trust, engaging accountants for the Trust, contracting for all printing and engraving services, making all filings and applications necessary to the foregoing and paying all filing and application fees associated therewith. The Trustee shall execute, by and on behalf of the Trust, any documents incidental or related to the foregoing as reasonably requested by Grantor. Notwithstanding anything in this Section 3.16 to the contrary, unless required by the SEC, the Trustee shall not be required to sign any Securities Act Registration Statement or Exchange Act Registration Statement in connection with the initial public offering or any subsequent offering of the Units. If the Trustee does not sign any Securities Act Registration Statement or Exchange Act Registration Statement on behalf of the Trust in connection with the initial public offering or any subsequent offering of the Units by Grantor, then Grantor may sign on behalf of the Trust.

(c) Except as precluded in Article VI, the reasonable fees, charges, expenses, disbursements and other costs incurred by the Trustee in connection with the discharge of its duties under this Section 3.16 shall be paid by Grantor.

(d) The Trustee shall cooperate with and assist Grantor in every reasonable way and in good faith in accomplishing the foregoing. Among other things, the Trustee shall permit counsel, special counsel and accountants engaged by Grantor and other representatives of Grantor reasonable access to information responsive to the requirements of the Securities Act, the Exchange Act, the securities or Blue Sky laws of the several states, the rules of any securities exchange upon which listing is to be sought and the rules of the NASD, and to Trustee personnel having such information, as fully and to the same extent as if the Trustee were proceeding for its own purposes to accomplish such objectives. The Trustee agrees to provide Grantor with the authority and, if required pursuant to Section 3.16(b) above, the signatures required for the filing of the Securities Act Registration Statements, the Exchange Act Registration Statement, and registration statements, notices of exemption, applications for exemption, consents to service of process and all other documents necessary to comply with the Blue Sky laws of the several states, a listing application with the NYSE or any other national securities exchange or an application for quotation on the NASDAQ. The Trustee shall also provide Grantor upon request with a Unitholders’ list as of the latest Monthly Record Date in such form as Grantor may reasonably request.

(e) After the registration of the Units pursuant to the Exchange Act and/or the listing of the Units on the NYSE or another national securities exchange or the admission for quotation of the Units on the NASDAQ, the Trustee, on behalf of the Trust, shall cause the Trust to comply with all of the rules, orders and regulations of the SEC, such exchange or the NASDAQ, and take all such other actions necessary for the Units to remain so registered, listed or admitted for quotation until the Trust is terminated.

(f) The Trustee shall be empowered to, in connection with the initial public offering of the Units or such other public offering of Units, upon request of Grantor, in the name and on behalf of the Trust, enter into any underwriting or similar securities purchase agreement for the purpose of causing the Trust to provide certain warranties and agreements, including, without limitation, providing, jointly and severally with the Grantor, indemnification in favor of the underwriters and their control persons for material misstatements and omissions made in connection with the public offering (and related contribution agreements), and in connection therewith the Trustee shall, upon request of Grantor, provide certificates and other documents (provided that in no event shall the Trustee be required to sign any registration statement under the Securities Act or Exchange Act unless required to do so by the SEC) and engage legal counsel to provide opinions of counsel reasonably requested by the underwriters under such agreements; provided that the warranties and agreements or obligations of the Trust under this paragraph (f) shall be limited solely to the assets of the Trust and shall not result in the incurrence of any liability by the Trustee or any Unitholder.

(g) To the fullest extent permitted by law, Grantor agrees to defend, indemnify and hold the Trust and the Trustee harmless from and against any loss, cost, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which the Trust or the Trustee or the officers, employees or agents of the Trustee or any controlling person of the Trustee becomes subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such loss, cost, claim, damage, expense or liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Securities Act Registration Statement or Exchange Act Registration Statement, or any other document filed by or on behalf of Grantor with the SEC, or any other statement publicly made by or on behalf of Grantor, or (ii) the omission or alleged omission to state in any Securities Act Registration Statement or Exchange Act Registration Statement, or any other document, or any other statement publicly made by or on behalf of Grantor, any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Grantor shall not be liable in any case to the extent that any such loss, cost, claim, damage, expense, liability or action arises out of, or is based upon, (A) any fraudulent misrepresentation, gross negligence or willful misconduct of the Trustee or (B) any untrue statement or alleged untrue statement or omission or alleged omission included in any such Securities Act Registration Statement or Exchange Act Registration Statement, or any other document filed by or on behalf of Grantor, the Trust or the Trustee with the SEC, or any other statement publicly made by or on behalf of Grantor, the Trust or the Trustee in reliance upon and in conformity with written information furnished by or on behalf of the Trustee specifically for inclusion therein. This provision shall in no way limit the general rights to indemnification and contribution and limitations on liability of the Trust and Trustee set forth in Article VI of this Indenture or elsewhere herein.

Section 3.17. Reserve Reports.  If a Reserve Report for the Royalties is not provided by Grantor pursuant to Section 4.08 of the Conveyances, the Trustee shall cause a Reserve Report for the Royalties to be prepared as of December 31 of each year, in accordance with criteria established by the SEC showing estimated proved oil and gas reserves attributable to the Royalties as of December 31 of such year and other reserve information required in order for the Trustee to furnish the information required in Sections 5.03 and 5.04 of this Indenture. The Reserve Reports shall be prepared by a firm of independent petroleum engineers selected by the Trustee. Such Reserve Report shall also show estimated future net revenues and the net present value (discounted at 10 percent or such other rate required by the SEC) of the estimated future net revenues (calculated in accordance with criteria established by the SEC) of proved reserves attributable to the Royalties. The costs of such Reserve Reports, whether provided by Grantor or obtained by the Trustee, shall constitute an administrative expense of the Trust payable out of the Trust Estate pursuant to Section 3.07.

Grantor shall assist the Trustee in the preparation of the Reserve Reports by furnishing all current and existing reserve, production and geophysical data in its possession relating to the Royalties reasonably requested by or on behalf of the independent petroleum engineers selected by the Trustee as necessary to prepare such Reserve Reports; provided, that Grantor shall not be required to disclose or produce any information, documents or other materials which (a) were generated for analysis or discussion purposes or contain interpretative data or (b) are subject to the attorney-client or attorney-work product privileges, or any other privileges to which Grantor may be entitled pursuant to applicable law.

Section 3.18. Miscellaneous.  Except as otherwise provided in this Indenture, this Indenture and the Trust shall be governed, construed, administered and controlled by and under the laws of the State of Texas, and the rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the Texas Trust Code and other applicable laws of the State of Texas as in effect at any applicable time.

ARTICLE IV. BENEFICIAL SHARES AND CERTIFICATES

Section 4.01. Creation and Distribution.  The entire Beneficial Interest shall be divided into 40,000,000 Units. The ownership of the Units shall be evidenced by (i) Certificates in substantially the form of Schedule 1 attached to this Indenture, containing such changes or alterations of form, but not substance, as the Trustee shall from time to time, in its discretion, deem necessary or desirable, (ii) a book-entry position in Units maintained as part of a direct registration system, or (iii) any other manner required or permitted by United States securities laws or regulations promulgated by the Securities and Exchange Commission thereunder or the regulations of any stock exchange on which the Units are listed.

Section 4.02. Beneficial Interest of Unitholders.  Each Unit shall represent pro rata undivided ownership of the Beneficial Interest and shall entitle its holder to participate pro rata in the rights and benefits of the Unitholders under this Indenture. A Unitholder (by assignment or otherwise) shall take and hold each Unit subject to all the terms and provisions of this Indenture and the Conveyances, which shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Unitholder. By an assignment or transfer of one or more Units ~~represented by a Certificate~~, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.04 in the case of a transfer after a Monthly Record Date and prior to the corresponding monthly payment date, (i) all his Beneficial Interest attributable thereto; (ii) all his rights in, to and under such Certificate (if such Units are certificated); and (iii) all interests, rights and benefits under this Trust of a Unitholder which are attributable to such Unit or Units as against all other Unitholders and the Trustee. The Certificates, the Units and the rights, benefits and interests evidenced by either or both (including, without limiting the foregoing, the entire Beneficial Interest) are and shall be held and construed to be in all respects intangible personal property, and the Units and the Certificates ~~and~~ evidencing such (if such Units ~~evidenced thereby~~are certificated) shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unitholder as such shall have any legal or equitable title in or to any real or personal property interest which is a part of the Trust Estate, including, without limiting the foregoing, the Royalties or any part thereof, but the sole interest of each Unitholder shall be such Unitholder’s Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the proceeds thereof as herein provided. No Unitholder shall have the right to call for or demand or secure any partition or distribution of the Royalties during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03 of this Indenture.

Section 4.03. Execution of Certificates.

(a) All Certificates shall be signed by a duly authorized officer of the Trustee. Certificates may be signed on behalf of the Trustee by such persons as at the actual date of the signing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee. Any such signature may be the manual or facsimile signature (to the extent permitted by law or the rules or regulations of any stock exchange or quotation system on which the Units are listed or traded) of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

(b) Pending the preparation of definitive Certificates, the Trustee shall execute, and the transfer agent and registrar for the Units appointed in accordance with Section 3.06 of this Indenture shall countersign and register, temporary Certificates, as directed in a certificate of an officer of Grantor. Temporary Certificates may contain such references to any provisions of this Indenture as may be appropriate. Each temporary Certificate shall be executed by the Trustee and signed and registered upon the same conditions and in substantially the same manner, and with like effect as the definitive Certificates.

(c) As promptly as practicable, the Trustee shall execute and furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge to the Unitholders at the principal office of the transfer agent at which Certificates may be presented for transfer pursuant to Section 4.04 hereof, and the Trustee (or the transfer agent and registrar if the Trustee is not serving in such capacities) shall sign and register in exchange for such temporary Certificates a like aggregate amount of definitive Certificates. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Indenture as definitive Certificates.

Section 4.04. Registration and Transfer of Units.  The Units shall be transferable as against the Trustee as provided herein, and then only on the records of the Trustee and, except as provided in Section 3.15 hereof, upon the surrender of Certificates, ~~if any, and~~or in compliance with the Trustee’s procedures for uncertificated Units, and in either case, compliance with such reasonable regulations as ~~it~~the Trustee may prescribe. No service charge shall be made to Unitholders or Transferees for any transfer of a Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such transfer is completed, the Trustee may treat the owner of any Unit as shown by its records, or the Unitholder of record in accordance with the Trustee’s procedures for uncertificated Units, as the owner of the Unit for all purposes and shall not be charged with notice of any claim or demand respecting such Unit or the Beneficial Interest represented thereby by any other party. Any such transfer of a Unit shall, as to the Trustee, transfer to the Transferee as of the close of business on the date of transfer all of the Beneficial Interest of the transferor; provided that a transfer of a Unit after any Monthly Record Date shall not transfer to the Transferee the right of the transferor to any sum payable to such transferor as title holder of the ~~Certificate~~Unit of record on said Monthly Record Date. As to matters affecting the title, ownership, warranty or transfer of Units and Certificates, except as provided to the contrary herein, Article 8 of the Uniform Commercial Code~~, the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code~~ and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, shall govern and apply. The death of any Unitholder shall not entitle the Transferee to an accounting or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unitholder under this Indenture upon proper proof of title satisfactory to the Trustee.

Section 4.05. Mutilated, Lost, Stolen and Destroyed Certificates.  If any Certificate is lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with receipt by the Trustee of a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee and the Trust against all losses and expenses that may reasonably be expected to be incurred in connection therewith (if deemed advisable by the Trustee), and surrender of the mutilated Certificate, will issue~~a new Certificate to~~, at the discretion of the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee~~,~~ and upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith, either a new Certificate or evidence of Unit ownership compliant with the Trustee’s procedures for uncertificated Units.

Section 4.06. Protection of Trustee.  The Trustee shall be protected in acting or relying upon any notice, certificate, assignment or other document or instrument believed by the Trustee to be genuine and to be signed by the proper party or parties, including, without limitation, any instructions or documents received from Grantor in connection with this Indenture. Except as provided herein to the contrary, the Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code~~, the application of the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code~~ and the application of other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, as to all matters affecting title, ownership, warranty or transfer of either the Certificates and the Units represented thereby or of uncertificated Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 of this Indenture shall specifically extend to any matters arising as a result thereof.

Section 4.07. Determination of Ownership of ~~Certificates~~Units.  In the event of any disagreement between persons claiming to be Transferees of any Unit, and in addition to any other rights it may have under applicable law, the Trustee shall be entitled, at its option, to refuse to recognize any such claim so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the ~~Certificate~~Units involved, or any part thereof, or of any sum or sums of money, accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue so to refrain and refuse so to act, until

(a) the rights of the adverse claimants have been adjudicated by arbitration (pursuant to Article XI) or by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

(b) all differences have been resolved by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

ARTICLE V. ACCOUNTING AND DISTRIBUTION; REPORTS

Section 5.01. Fiscal Year and Accounting Method.  The fiscal year of the Trust shall be the calendar year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unitholders and which shall comply with Sections 5.03 and 5.04.

Section 5.02. Distributions.  The Trustee shall determine the Monthly Distribution Amount for each month and shall establish a cash reserve equal to such amount on the Monthly Record Date for such month. On the Distribution Date for such Monthly Distribution Amount, the Trustee will distribute pro rata to the Unitholders of record on such Monthly Record Date such Monthly Distribution Amount.

Section 5.03. Income Tax Reporting.  For federal or state income tax purposes, the Trustee shall file for the Trust such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations and any applicable state laws and regulations, in either case to permit each Unitholder to report such Unitholder’s share of the income and deductions of the Trust. The Trustee will treat all income and deductions of the Trust for each month as having been realized on the Monthly Record Date for such month unless otherwise advised by its counsel or the Internal Revenue Service. The Trustee will report as a grantor trust until and unless it receives an opinion of tax counsel that such reporting is no longer proper. Within 75 days following the end of each fiscal year, the Trustee shall mail, to each Unitholder of record on a Monthly Record Date during such fiscal year, a report which shall show in reasonable detail such information as is necessary to permit all holders of record of Units on a Monthly Record Date during such fiscal year to make calculations necessary for tax purposes, including depletion.

Section 5.04. Reports to Unitholders.  As promptly as practicable following the end of each calendar quarter except the fourth calendar quarter, (a) the Trustee shall mail to each Person who was a Unitholder of record on a Monthly Record Date during such quarter a report which shall show in reasonable detail such information as is necessary to permit holders of Units to make all calculations necessary for tax purposes including depletion, and (b) the Trustee shall mail to each Person who was a Unitholder of record on the last Monthly Record Date during such calendar quarter a report, which may be a copy of the Trust’s report on Form 10Q under the Exchange Act, which shall show the assets and liabilities of the Trust at the end of such quarter and distributable income of the Trust for such quarter. Within 120 days following the end of each fiscal year, the Trustee shall mail, to each Unitholder of record on a date to be selected by the Trustee, an annual report containing financial statements audited by a nationally recognized firm of public accountants selected by the Trustee. Notwithstanding the foregoing, the Trustee will furnish to the Unitholders such reports, in such manner and at such times, as are at any time required by law or by rules or regulations of any securities exchange or quotation system on which the Units are listed or admitted for trading.

Section 5.05. Filings.  The Trustee is authorized to make all Exchange Act filings on behalf of the Trust required by applicable law or regulation. It is the intention of Grantor that the Units be listed on the NYSE, and, in this regard, Grantor shall advise the Trustee of any actions (consistent with the purposes of the Trust) that the Trustee should take in connection with the effectuation of such listing. If listing is accomplished, the Trustee shall take all reasonable actions necessary to maintain such listing, including compliance with the stock exchange’s rules and the filing of any reports required by the stock exchange. Grantor shall prepare and file all filings and reports required under the Securities Act or state securities or Blue Sky laws. The Trustee is authorized to and shall take all reasonable actions to prepare and mail to Unitholders, any reports, press releases or statements, financial or otherwise, that Grantor notifies the Trustee in writing are required to be provided by the Trust to Unitholders by law or governmental regulation or the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading, subject to receipt by the Trustee of a satisfactory opinion of counsel confirming the necessity of such reports, if such an opinion is deemed necessary by the Trustee.

Section 5.06. Information to be Supplied by Grantor and Trustee.  Grantor shall provide, or cause to be provided, to the Trustee on a timely basis (a) an annual audited statement of revenues and direct operating expenses of the Subject Interests and quarterly statements of revenues and direct operating expenses of the Subject Interests, which quarterly statements may be on a condensed basis and need not be audited by a firm of independent accountants and (b) such other information as is not known to the Trustee or is otherwise more easily available to Grantor than to the Trustee concerning the Royalties (including information with respect to the properties burdened by the Royalties) and related matters as shall be necessary for Trustee to comply with the reporting obligations of the Trust pursuant to the Exchange Act, the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading and this Indenture, including, without limitation, Sections 5.03, 5.04 and 5.05 hereof. For purposes of this Section 5.06, the phrase “timely basis” shall mean not less than 10 days prior to the date on which the Trustee is required to comply with such reporting obligations of the Trust. In addition, Grantor shall provide to the Trustee on a timely basis, for use in connection with the Trust’s Form 10-K annual report, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” relating to such financial statements. Notwithstanding any provision to the contrary in this Indenture or the Conveyances, Grantor and its Affiliates shall not be required to disclose, produce or prepare any information, documents or other materials which (i) were generated for analysis or discussion purposes or contain interpretative data or (ii) are subject to the attorney-client or attorney-work-product privileges, or any other privileges to which they may be entitled pursuant to applicable law. At least one Business Day prior to reporting the Monthly Distribution Amount to the securities exchange or market system in accordance with Section 3.14, the Trustee shall provide to Grantor a written and reasonably detailed report showing such Monthly Distribution Amount and each administrative cost of the Trust paid or payable for such Monthly Period, including, but not limited to, each out-of-pocket expenditure, and all Trustee compensation. The Trustee will respond promptly to Grantor’s reasonable questions regarding such report.

Section 5.07. Reliance on Information.  The Trustee, so long as acting in good faith, shall be entitled to rely, without investigation, on all information provided to it by Grantor for purposes of complying with the reporting obligations of the Trust as contemplated by Section 5.06, including, without limitation, information regarding depletion and entitlement to tax credits under Section 29 of the Code. Notwithstanding any time limit imposed by applicable laws or regulations or by the provisions of this Indenture, if, due to the unavailability prior to the expiration of any such time limit of information necessary, or a delay in receipt by the Trustee of information necessary, for preparation of a report required to be filed, made or delivered by the Trustee, the Trustee shall be unable to prepare and file or mail such report within such time limit, the Trustee shall prepare and file or mail such report as soon as practicable after such information is received.

ARTICLE VI. LIABILITY OF TRUSTEE,
INDEMNIFICATION AND METHOD OF SUCCESSION

Section 6.01. Liability of Trustee.

(a) Except as otherwise provided herein and specifically except as provided in subparagraph (b) below, the Trustee, in carrying out its powers and performing its duties, may act in its discretion directly, or at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and shall be personally or individually liable only for fraud or gross negligence or for acts or omissions in bad faith as adjudicated by final, nonappealable judgment of a court of competent jurisdiction and shall not individually or personally be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee.

(b) If the Trustee enters into a contract on behalf of the Trust Estate without ensuring that any liability arising out of such contract shall be satisfiable only out of the Trust Estate and shall not in any event, including the exhaustion of the Trust Estate, be satisfiable out of amounts at any time distributed to any Unitholder or out of any other assets owned by any Unitholder, then Trustee, vis-a-vis the Unitholders, shall be fully and exclusively liable for such liability, but shall have the right to be indemnified and reimbursed from the Trust Estate to the extent provided in Section 6.02.

Section 6.02. Indemnification of Trustee.  The Trustee and its officers, agents and employees when acting in such capacity shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claims, damages or loss incurred by it individually or as Trustee in the administration of the Trust and the Trust Estate or any part or parts thereof, including, without limitation, any liability, expense, claims, damages or loss arising out of or in connection with any liability under Environmental Laws, or in the doing of any act done or performed or omission occurring on account of its being Trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which it is liable under Section 6.01. Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to Trustee. Except as provided in Section 4.05, neither the Trustee nor any officer, agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unitholder for any liability, expense, claims, damages or loss incurred by the Trustee or any such officer, agent or employee, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate (and Grantor pursuant to Section 6.03), whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee or any such officer, agent or employee.

Section 6.03. Guaranty.  If the Trust Estate is exhausted without the Trustee (or any officer, agent or employee of the Trustee) being fully reimbursed as provided in Section 6.02 above, then Grantor shall fulfill the remaining indemnity obligation to the Trustee.

Section 6.04. Contribution.  If the indemnification provided for in this Indenture shall for any reason (including, without limitation, due to violation of public policy) be unavailable to or insufficient to hold harmless the Trustee in respect of any liability, expense, claims, damages or loss as to which the Trustee would otherwise be entitled to indemnification pursuant to Section 3.16(f), 6.02 or 6.03, then Grantor and the Trust shall, in lieu of indemnifying the Trustee, contribute to the amount paid or payable by the Trustee as a result of such liability, expense, claims, damages or loss, in such proportion as shall be appropriate to reflect the relative fault of Grantor (with respect to contribution by the Trust or Grantor) or the Trustee with respect to the events, acts or circumstances giving rise to the liability, expense, claims, damages or loss, as well as any other relevant equitable considerations. For purposes of determining contribution liability with respect to claims based upon the Securities Act or Exchange Act, relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Grantor or by the Trustee. The Trustee shall look first to the Trust Estate for contribution under this Section 6.04, and then to Grantor to the extent the assets of the Trust Estate are not sufficient to reimburse the Trustee fully for all such liability, expense, claims, damages or loss.

Section 6.05. Indemnification Procedures.  If any action or proceeding shall be brought or asserted against the Trust, or the Trustee or any officer, agent or employee thereof (each referred to as an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which indemnity may be sought from Grantor or the Trust (the “Indemnifying Party”) pursuant to Sections 6.02 or 6.03 of this Indenture, of which the Indemnified Party shall have received notice, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified party and the payment of all costs and expenses; provided, however, that the failure so to notify the Indemnifying Party of the commencement of any such action or proceeding shall not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party unless the Indemnifying Party or Grantor is prejudiced or damaged by the failure to receive prompt notice. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory (including the qualifications of such counsel) to the Indemnified Party on any such action or proceeding or (iii) the named parties to any such action or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party or any other Indemnified Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party and the Indemnified Party may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to the Indemnifying Party; it being understood, however, that except in the case of the addition of counsel caused by the existence or development of a conflict rendering unified representation impermissible or unadvisable, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Indemnified Parties at any time). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees (to the extent stated above) to indemnify and hold harmless the Indemnified Party from and against any liability, expense, claims, damages or loss by reason of such settlement or judgment. The Indemnified Party and the Indemnifying Party (if not Grantor) shall, if so requested by Grantor, provide reports to Grantor on the status of such actions or proceedings.

Section 6.06. Resignation of Trustee.  The Trustee may resign, with or without cause, at any time by notice to Grantor and each of the then Unitholders of record. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than ninety days after the date such notice is mailed; provided, however, that in no event shall any resignation of the Trustee be effective until a qualified successor Trustee has accepted appointment as successor Trustee. In case of such resignation, the Trustee will use its best efforts to nominate a successor, and will call a meeting of Unitholders for the purpose of appointing a successor, and will solicit proxies for such meeting. If the Trustee has given notice of resignation in accordance with this Section 6.06 and a successor has not accepted its appointment as successor Trustee during the 180-day period following the receipt by Grantor of such notice of resignation, the annual fee payable to the Trustee as set forth on Schedule 2 attached hereto shall be increased as of the end of such 180-day period by ten percent and shall further be increased by ten percent for each month to a maximum of three times the fee payable at the time the notice of resignation was received by Grantor until a successor has accepted its appointment as successor Trustee.

Section 6.07. Removal of Trustee.  The Trustee may be removed, with or without cause, at a meeting held in accordance with the requirements of Article VIII by the affirmative vote of the holders of a majority of all the Units then outstanding; provided, however, that any removal of the Trustee shall be effective only at such time as a qualified successor Trustee has accepted appointment as successor Trustee.

Section 6.08. Appointment of Successor Trustee.  In the event of a vacancy in the position of Trustee or if the Trustee has given notice of its intention to resign, the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor Trustee. Nominees for appointment may be made by (i) the resigned or resigning Trustee, (ii) any Unitholder or Unitholders owning of record at least 15% of the Units then outstanding, or (iii) Grantor. Any such successor Trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000. In the event that a vacancy in the position of Trustee continues for sixty days, a successor Trustee may be appointed by any State or Federal District Court having jurisdiction in Tarrant County, Texas, upon the application of Grantor or any Unitholder, and in the event any such application is filed, such court may appoint a temporary trustee at any time after such application is filed, which shall, pending the final appointment of a Trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of this Indenture.

Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the predecessor Trustee all of the Trust Estate held by it hereunder and all records and files in connection therewith. Any resigning or removed Trustee shall account to its successor for its administration of the Trust. No successor Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

Section 6.09. Laws of Other Jurisdictions.  If, notwithstanding the other provisions of this Indenture, the laws of jurisdictions other than Texas (each being referred to below as “such jurisdiction”) apply to the administration of properties under this Indenture, the following provisions shall apply. If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, an ancillary trustee meeting the requirements set forth in the third sentence of Section 6.08 shall be designated in writing by the Trustee. To the extent permitted under the laws of such jurisdiction, the Trustee may remove the ancillary trustee in such jurisdiction, without cause and without necessity of court proceeding or Unitholder approval, and may or may not appoint a successor ancillary trustee in such jurisdiction from time to time. The ancillary trustee serving in such jurisdiction is requested and authorized, to the extent not prohibited under the laws of such jurisdiction, to appoint the Trustee to handle the details of administration in such jurisdiction. The ancillary trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any ancillary trustee in such jurisdiction shall be responsible for all assets with respect to which such trustee is empowered to act. To the extent the provisions of this Indenture and Texas law cannot be applicable to the administration in such jurisdiction, the rights, powers, duties and liabilities of the ancillary trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Texas law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. Whenever the term “Trustee” is applied in this Indenture to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction.

Section 6.10. Force Majeure.  No party to this Indenture (or its Affiliates) shall incur any liability to any other party to this Indenture or to any Unitholder if, by reason of any current or future law or regulation thereunder of the federal government or any other governmental authority, or by reason of any act of God, war or other circumstance beyond its control, such party is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall any party to this Indenture incur any liability to any other party to this Indenture or any Unitholder by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein caused as set forth above.

ARTICLE VII. COMPENSATION OF THE TRUSTEE

Section 7.01. Compensation of Trustee.  The Trustee shall receive compensation for its services as Trustee hereunder and as transfer agent as set forth in Schedule 2 attached hereto.

Section 7.02. Expenses.  The reasonable out-of-pocket costs incurred by the Trustee, including, but not limited to, charges for SEC, NYSE and other fees, Reserve Reports (including those contemplated by Section 4.08 of each of the Conveyances), the audit contemplated by Section 4.07 of each of the Conveyances, long distance telephone calls, overtime necessitated by rush orders, travel, legal, accounting and other professional services, printing, stationery, binders, envelopes, ledger sheets, transfer sheets, checks,  ~~Certificate~~Unitholder list sheets, postage and insurance will be reimbursed to the Trustee at actual cost.

Section 7.03. Other Services.  The Trustee shall be reimbursed for actual reasonable expenditures made on account of any unusual duties in connection with matters pertaining to the Trust. In the event of litigation involving the Trust, audits or inspection of the records of the Trust pertaining to the transactions affecting the Trust or any other unusual or extraordinary services rendered in connection with the administration of the Trust, Trustee shall be entitled to receive reasonable compensation for the services rendered; provided, however, the Trustee shall not be entitled to reimbursement or compensation for services that unreasonably duplicate services provided by or through Grantor.

Section 7.04. Source of Funds.  All compensation, reimbursements and other charges owing to the Trustee will be payable by the Trust out of the Trust Estate.

ARTICLE VIII. MEETINGS OF UNITHOLDERS

Section 8.01. Purpose of Meetings.  A meeting of the Unitholders may be called at any time and from time to time pursuant to the provisions of this Article VIII to transact any matter that the Unitholders may be authorized to transact.

Section 8.02. Call and Notice of Meetings.  Any such meeting of the Unitholders may be called by the Trustee in its discretion and will be called by the Trustee at the written request of Grantor or Unitholders owning of record not less than 15% in number of the Units then outstanding. All such meetings shall be held at such time and at such place in Tarrant County, Texas, as the notice of any such meeting may designate. Except as may otherwise be required by applicable law or by any securities exchange or market system on which the Units are admitted for trading, written notice of every meeting of the Unitholders signed by the Trustee setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than sixty nor less than twenty days before such meeting is to be held to all of the Unitholders of record as of a record date set by the Trustee (the “Record Date Unitholders”) which shall be not more than sixty days before the date of such mailing. No matter other than that stated in the notice shall be acted upon at any meeting. If such notice is given to any Unitholder by mail, it shall be directed to him at his last address as shown by the ownership ledger of the Trustee and shall be deemed duly given when so addressed and deposited in the United States mail, postage paid. Only Record Date Unitholders shall be entitled to notice of and to exercise rights at or in connection with the meeting. Any action required by this Indenture to be taken at a meeting of the Unitholders, or any action which may be taken at a meeting of the Unitholders, may not be taken and shall not be effective without an actual meeting of the Unitholders, prior written notice to the Unitholders thereof and a vote by the Unitholders with respect thereto.

Section 8.03. Voting.  Each Record Date Unitholder shall be entitled to one vote for each Unit owned by him, and any Record Date Unitholder may vote in person or by duly executed written proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unitholder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 8.03. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Record Date Unitholder. At any such meeting the presence in person or by proxy of Record Date Unitholders holding a majority of the Units outstanding at the record date shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unitholders if it is approved by the vote of a majority in interest of such Record Date Unitholders constituting a quorum, although less than a majority of all of the Units at the time outstanding, except that the affirmative vote by the Record Date Unitholders of 80% or more of all the Units outstanding at the record date shall be required to:

(a) approve or authorize any sale of all or any material part of the assets of the Trust (excluding sales or dispositions authorized under Sections 3.02(b), 3.02(c), 3.05, 3.09 or 9.03), or

(b) terminate the Trust pursuant to Section 9.02(c), or

(c) approve any amendment to or affecting this Indenture, except that amendments prohibited by Section 10.01 shall not be effected in any event and amendments authorized by Section 10.02 shall not require the approval of any Unitholder.

Section 8.04. Conduct of Meetings.  The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unitholders, including regulations covering the closing of the transfer books of the Trustee for purposes of determining Unitholders entitled to notice of or to vote at any meeting, the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, Certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Unitholders entitled to vote at the meeting and such other matters concerning the calling and conduct of the meeting as it shall deem advisable.

Section 8.05. Unitholder Proposals.  In the event a meeting of Unitholders is called for any purpose at the request of any Unitholder or Unitholders pursuant to the provisions of this Article VIII, the Unitholder or Unitholders requesting such meeting shall be required to prepare and file a proxy statement with the SEC and the NYSE regarding such meeting in satisfaction of all applicable SEC and NYSE rules and regulations and at the expense of such requesting Unitholder or Unitholders. The Unitholder or Unitholders requesting such meeting shall bear the expense of distributing to Unitholders the notice of meeting and the proxy statement related thereto. The Trustee shall cooperate in the preparation of any such proxy statement and any related materials and shall provide such information for inclusion therein as and to the extent reasonably necessary at the expense of the Trust.

ARTICLE IX. DURATION, REVOCATION AND TERMINATION OF TRUST

Section 9.01. Revocation.  The Trust is and shall be irrevocable and Grantor, as such, retains no power to alter, amend or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02, and shall continue until so terminated.

Section 9.02. Termination.  The Trust shall terminate upon the first to occur of the following events:

(a) the disposition of all of the Royalties pursuant to the terms of this Indenture;

(b) at such time as the aggregate Gross Proceeds (as defined in the Conveyances) with respect to the Subject Interests for each of two successive years after the year 1999 is less than $1,000,000 per year;

(c) a vote in favor of termination by the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII; or

(d) the expiration of twenty-one years after the death of the last survivor of the lawful descendants of any degree of the signers of the Declaration of Independence in being on the date of execution hereof.

Section 9.03. Disposition and Distribution of Properties.  For the purpose of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate finally distributed. Upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the Trust Estate. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unitholders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. In the event that any property which the Trustee is required to sell is not sold by the Trustee within two years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least thirty days prior to such sale to each Unitholder of record as of a date set by the Trustee at such Unitholder’s address as it appears upon the books of the Trustee. Grantor may purchase all or any portion of the Trust Estate properties at any sale pursuant to this Section. The Trustee shall not be required to obtain approval of the Unitholders prior to selling property pursuant to this Section 9.03. In connection with sales pursuant to this Section 9.03, the Trustee may accept any offer to purchase the properties constituting the Trust Estate that it deems reasonable in its discretion and shall have no liability in connection with any such sales except under the circumstances described in Section 6.01(a). The Trustee may engage the services of one or more investment advisers or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such professionals as contemplated by Section 12.02. Upon making final distribution to the Unitholders, the Trustee shall be under no further liability except as provided in Section 6.01(b).

ARTICLE X. AMENDMENTS

Section 10.01. Prohibited.  After the Closing, no amendment may be made to any provision of the Indenture which would:

(a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities or any activity substantially different from that specified herein;

(b) alter the rights of the Unitholders vis-a-vis each other; or

(c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.03.

Section 10.02. Permitted.  Prior to the Closing, this Indenture may be amended by Grantor and the Trustee, jointly, and no party shall have any liability to any Unitholder therefor, including for any amendment that increases or decreases any right, benefit or liability of any present or future Unitholder. After the Closing, Grantor and the Trustee may, jointly, from time to time, supplement or amend this Indenture, without the approval of the Unitholders, in order to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision hereof, or to change the name of the Trust, provided that such supplement or amendment does not adversely affect the interests of the Unitholders. All other amendments to the provisions of the Indenture shall be made only by a vote of the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII. The Trustee shall approve all amendments permitted under this Section 10.02, provided all prior conditions are satisfied and there is no adverse effect on the Trust or the Trustee. In connection with any request by Grantor to supplement or amend this Indenture to cure any ambiguity, defect or inconsistency, Grantor shall provide to the Trustee, and it shall be a condition to the Trustee’s approval thereof, an officer’s certificate and an opinion of counsel deemed satisfactory to the Trustee to support a determination of the existence of an ambiguity, defect or inconsistency that may properly be cured under this Section 10.01 and applicable law. The Trustee shall be entitled to rely on such officers’ certificate and opinion, and such officers’ certificate and opinion shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

ARTICLE XI. ARBITRATION

THE PARTIES TO THIS INDENTURE AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG GRANTOR (ON THE ONE HAND) AND THE TRUST OR THE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THIS INDENTURE OR THE CONVEYANCES OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS INDENTURE OR THE CONVEYANCES OR ANY PROVISION OF THIS INDENTURE OR THE CONVEYANCES (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN FORT WORTH, TEXAS IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE “RULES”) OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO (“AAA”) THEN IN EFFECT. THE PARTIES TO THIS INDENTURE (AND ON BEHALF OF THE TRUST) HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE XI. ANY PARTY TO THIS INDENTURE MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING, IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS ARTICLE XI APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE “SPECIAL PROVISIONS”) WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS ARTICLE XI, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS INDENTURE BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS INDENTURE.

(a) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (c) below in this Article XI.

(b) The arbitration shall be administered by AAA.

(c) The arbitration shall be conducted by a tribunal of three arbitrators. Within ten days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the “Claimant”) shall send written notice to the other party or parties (the “Respondent”), with a copy to the Dallas office of AAA, designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within ten days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Dallas office of AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article XI, Grantor (on the one hand) and the Trust and the Trustee (on the other hand) shall each be entitled to the selection of one arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator’s background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article XI) within such fifteen day period; provided however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen days thereafter.

(d) All arbitration hearings shall be commenced within one hundred twenty days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty days.

(e) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

(f) The arbitration proceeding will be governed by the substantive laws of the State of Texas and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and (iii) unless the parties otherwise agree and except as may be provided in this Article XI, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work-product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

(g) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys’ fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

(h) Nothing in this Article XI shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Indenture, (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. §91 or any successor statute thereto or any substantially equivalent state law, or (iii) restrict the right of the Trustee to make application to any state or federal district court having jurisdiction in Tarrant County, Texas, to appoint a successor Trustee or to request instructions with regard to any provision in this Indenture when the Trustee is unsure of its obligations thereunder.

(i) This Article XI shall preclude participation by the Trust in any class action brought against Grantor by any Person who is not a Unitholder and the Trustee shall opt out of any such class action in which the Trust is a purported class member.

ARTICLE XII. MISCELLANEOUS

Section 12.01. Inspection of Trustee’s Books.  Each Unitholder and such Unitholder’s duly authorized agents, attorneys and auditors shall have the right, at such Unitholder’s own expense and during reasonable business hours, to examine and inspect the records of the Trust and the Trustee, including lists of Unitholders, for any proper purpose in reference thereto. For purposes of determining whether a purpose asserted by a Unitholder is a “proper purpose,” the Trustee, in the absence of controlling precedent applicable to trusts organized under the Texas Trust Code, may rely on any reasonably analogous precedent, including laws and court decisions relating to corporations of the State of Texas or other jurisdictions.

Section 12.02. Trustee’s Employment of Experts.  The Trustee may, but shall not be required to, consult with counsel, who may be its own counsel, accountants, geologists, engineers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion or advice of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party. The Trustee is authorized to make payments of all reasonable and necessary fees billed by third parties for services or expenses thus incurred out of the Trust Estate.

Section 12.03. Merger or Consolidation of Trustee.  Neither a change of name of the Trustee nor any merger or consolidation of it or of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder. Upon any merger, consolidation, sale of assets or other transaction involving the Trustee in which the Trustee is not the surviving entity, the surviving entity in such transaction shall automatically become Trustee of the Trust and succeed to all rights, titles, duties, powers and authority of the predecessor Trustee hereunder, without the requirement of Unitholder approval or any other action, provided such surviving entity has succeeded to the rights and obligations of the predecessor Trustee in accordance with applicable law and is a bank or trust company having capital, surplus and undivided profits (as of the end of its last fiscal year prior to the consummation of such transaction) of at least $100,000,000.

Section 12.04. Filing of this Indenture.  Neither this Indenture nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Indenture for record, the Trustee agrees that for the purpose of vesting the record title to the Royalties in any successor Trustee, the succeeded Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

Section 12.05. Severability.  If any provision of this Indenture or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Indenture or the application of such provision to Persons or circumstances, other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and every provision of this Indenture shall be valid and enforced to the fullest extent permitted by law.

Section 12.06. Notices.  Any and all notices or demands permitted or required to be given under this Indenture shall be in writing and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by telecopier or like instantaneous transmission service, or by Federal Express or other overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated, (c) solely in the case of notice to any Unitholder, by press release in a nationally recognized and distributed media, or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to the Trustee, to:

NationsBank, N.A.
901 Main Street, 17th Floor Dallas, Texas 75202
Attention: Ron E. Hooper, Vice President
Telecopier No.: (214) 508-2431

If to Grantor, to:

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102-6298
Attention: Corporate Secretary
Telecopier No. (817) 870-1671

If to a Unitholder, to:

the Unitholder
at its last address as shown on the
ownership records maintained by the Trustee.

Notice which is mailed in the manner specified shall be conclusively deemed given three days after the date postmarked or upon receipt, whichever is sooner. Any party to this Indenture may change its address for the purpose of receiving notices or demands by notice given as provided in this Section 12.06.

Section 12.07. Counterparts.  This Indenture may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.08. Successors.  This Indenture shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 12.09. Amended and Restated Indenture.  This Amended and Restated Indenture amends and restates fully the Indenture previously executed by Grantor and the Bank and such previously executed Indenture is fully replaced and superseded by this Indenture.

SCHEDULE 2

TRUSTEE COMPENSATION

A.	Administrative Fee
1.	For all administrative and other services to be provided by the Trustee under the Indenture including, but not limited to, costs of Trustee’s personnel, the Trustee will be paid, from the Trust Estate, the sum of $35,000 per year, with such fee to be paid in equal monthly installments.
2.	The Administrative Fee provided above will be adjusted annually, beginning April 1, 2000. The adjustment shall be computed by multiplying the current Administrative Fee by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted Administrative Fee shall be the Administrative Fee currently in use, plus or minus the computed adjustment.
B.	Termination Fee

Upon termination of the Trust, the Trustee shall be paid a Termination Fee of $15,000.

C.	The fees provided above are in addition to out-of-pocket cost reimbursements permitted under the Indenture.

Schedule 2-1

SPECIAL MEETING OF UNIT HOLDERS OF

HUGOTON ROYALTY TRUST

May 23, 2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033333030000000 0 052314

THE TRUSTEE RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A Appointment of a Successor Trustee.

	FOR	AGAINST	ABSTAIN
Proposal One - Appointment of Southwest Bank as Successor Trustee.	☐	☐	☐

B Indenture Amendments.

Please read each of the proposals in full in the accompanying consent solicitation statement.

	FOR	AGAINST	ABSTAIN
Proposal Two - Amendments to the Indenture Regarding Ministerial Items.	☐	☐	☐
Proposal Three - Amendments to the Indenture Regarding A Direct Registration System.	☐	☐	☐
Proposal Four - Amendments to the Indenture Regarding Asset Sales.	☐	☐	☐
Proposal Five - Amendment to the Indenture Regarding Electronic Voting.	☐	☐	☐
Proposal Six - Amendment to the Indenture Regarding Investments.	☐	☐	☐

C Adjournment.

	FOR	AGAINST	ABSTAIN
Proposal Seven - Adjourn Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unit Holder ________ Date: ________ Signature of Unit Holder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.